News Release
FOR IMMEDIATE RELEASE
CENTRUE FINANCIAL CORPORATION NAMES
NEW PRESIDENT & CEO
ST. LOUIS, MO, September 22, 2011 — Dennis J. McDonnell, Chairman of the Board of Centrue Financial Corporation (OTCQB: TRUE.PK), announced today that Kurt R. Stevenson, the Company’s Senior Executive Vice President and Chief Financial Officer, will succeed Thomas A. Daiber as President & CEO, subject to final regulatory approval or non-objection. Stevenson will also serve on the Board of Directors for Centrue Financial Corporation and its wholly owned subsidiary Centrue Bank.
Stevenson, who joined the Company in 1987, has held progressive executive-level roles with Centrue and has been the Chief Financial Officer since 2000. In addition, he served as UnionBancorp, Inc’s interim President prior to the Company’s 2006 merger with Centrue.
Commenting on the announcement, McDonnell stated, “As we move forward, I am confident that the organization is in very capable hands. Throughout the many successes and challenges the Company has faced, Kurt has displayed both strong leadership skills and an ability to make the crucial business decisions. His thorough knowledge of the organization and many years of experience, combined with his emphasis on relationship building, will undoubtedly position the Bank to meet today’s challenges while strengthening it for the future.”
“This organization has been a part of my life for the past 24 years and I can think of no group of people I would be more proud to lead,” remarked Stevenson on his appointment. “The challenges we have faced, and those faced by the entire industry, over the past couple of years have been demanding. Improving our financial health and returning to profitability quickly will be my top priority. I believe we can put Centrue back on a path to success. I’m optimistic about what lies ahead, and I’m committed to helping to shape a bright future for Centrue.”
The holding company will continue to be located in St. Louis, while Stevenson will be housed in the Ottawa market.
Daiber, who became the Company’s President & CEO in 2006 in conjunction with the merger of Centrue Financial Corporation and UnionBancorp, Inc., also resigned all other directorships, offices and positions he held with the Company’s subsidiary Centrue Bank.
Kevin Alsvig, the Company’s current VP/Controller, has been named the Company’s Interim Chief Financial Officer, subject to final regulatory approval or non-objection.

About the Company
Centrue Financial Corporation is a regional financial services company headquartered in St. Louis, Missouri and devotes special attention to personal service. The Company serves a market area which extends from the far western and southern suburbs of the Chicago metropolitan area across Central Illinois down to the metropolitan St. Louis area.
Further information about the Company is available at its website at http://www.centrue.com.
Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995
This release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934 as amended. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and is including this statement for purposes of these safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies, and expectations of the Company, are generally identified by the use of words such as “believe,” “expect,” “intend,” “anticipate,” “estimate,” or “project” or similar expressions. The Company’s ability to predict results, or the actual effect of future plans or strategies, is inherently uncertain. Factors which could have a material adverse effect on the operations and future prospects of the Company and the subsidiaries include, but are not limited to, changes in: interest rates; general economic conditions; legislative/regulatory changes; monetary and fiscal policies of the U.S. government, including policies of the U.S. Treasury and the Federal Reserve Board; the quality and composition of the loan or securities portfolios; demand for loan products; deposit flows; competition; demand for financial services in the Company’s market areas; the Company’s implementation of new technologies; the Company’s ability to develop and maintain secure and reliable electronic systems; and accounting principles, policies, and guidelines. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements.
Contact:	Kurt R. Stevenson kurt.stevenson@centrue.com (815) 431-2811